UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Securities Exchange Act of 1934

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VNUE, INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VNUE, INC.

104 W. 29th Street, 11th Floor

New York, NY 10001

 (857)777-6190

NOTICE OF CONSENT SOLICITATION

To the stockholders of VNUE, Inc.:

Notice is hereby given to all shareholders of VNUE, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”) that we are seeking the written consents of stockholders holding a majority of our Common Stock (the “Majority Stockholders”) as of June ___, 2019 (the “Record Date”), acting in lieu of a special meeting (the “Consents”) to authorize and approve the following proposal (the “Proposal”):

To amend our Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase our authorized capital stock from 750,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) of which 5,000,000 are designated as Series A Convertible Preferred Stock, to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, of which 5,000,000 are designated as Series A Convertible Preferred Stock (the “Authorized Common Stock Increase”).

We intend to file Certificate of Amendment to our Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of properly executed required Consents from the Majority Stockholders.

Our Board of Directors (“Board”) has fixed June ____, 2019 as the Record Date for holders of our Common Stock and holders of Series A Convertible Preferred Stock voting as a single class, who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about June 10, 2019 to all holders of our Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposal described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein.

The Board requests that you sign, date and return your Consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or via the Internet) as soon as possible, but no later than June ___, 2019. Any consents submitted shall be deemed irrevocable and the Company reserves the right to approve the Authorized Common Stock Increase immediately upon obtaining all the requisite consents.

By Order of the Board of Directors,

Zach Bair

Chairman, President, Chief Executive Officer

May 31, 2019

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VNUE, INC.

104 W. 29th Street, 11th Floor

New York, NY 10001

 (857)777-6190

CONSENT SOLICITATION STATEMENT

June __, 2019

This Consent Solicitation Statement is being furnished to stockholders holding a majority of the outstanding common stock (which includes any preferred stock entitled to vote together with common stock holders) (the “Majority Stockholders”) of VNUE, Inc., a Nevada corporation (“VNUE” the “Company,” “we,” “our” or “us”), as of June__, 2019, the record date (the “Record Date”) fixed by our Board of Directors (“Board”) in connection with the solicitation of written consents (“Consents”) from the stockholders of the Company by our Board. We are soliciting the Consents in lieu of a special meeting of the stockholders to approve the following proposal (“Proposal”):

To amend our Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase our authorized capital stock from 750,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share of which 5,000,000 are designated as Series A Convertible Preferred Stock (“Preferred Stock”), to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, of which 5,000,000,000 are designated as Series A Convertible Preferred Stock (the “Authorized Common Stock Increase”).

Approval of the Proposal above requires the affirmative vote or written Consents of Majority Stockholders entitled to vote thereon. There are no rights of appraisal or similar rights of dissenters with respect to the Authorized Common Stock Increase.

We intend to file Articles of Amendment to our Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of properly executed required Consents from the Majority Stockholders. A copy of the form of written Consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the Charter Amendment to be filed with the Nevada Secretary of State to implement the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement.

On May 24, 2019 , Board unanimously approved, subject to receipt of written Consents from our Majority Stockholders, the Authorized Common Stock Increase to increase in our authorized capital stock from 750,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, and the filing of the Charter Amendment with the Nevada Secretary of State.

Under Section 78.315 of the Nevada Revised Statutes (“NRS”), and in accordance with Article I, Section 7 our Bylaws, any action required or permitted by the NRS to be taken at an annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if Consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

Pursuant to our Articles of Incorporation, the holders of our Series A Preferred Stock have the right to vote together with the holders of our Common Stock on all matters brought before the Common Stock holders and, except in limited circumstances, not as a separate class. The holders of our Series A Preferred Stock have the right vote on an as-converted basis, with one hundred (100) votes for each share of Series A Preferred Stock. We are sending this Consent Solicitation Statement to all of the holders of our Common Stock and Series A Preferred Stock as of the Record Date. As of such date, (a) 354,910,267 shares of our Common Stock are issued and outstanding, and (b) 4,126,776 shares of our Series A Preferred Stock are issued and outstanding. Only stockholders of record of our Common Stock and Series A Preferred Stock as of the Record Date will be entitled to submit Written Consents for such number of shares then held on the Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposal set forth herein. To be counted towards the Consents required for approval of the transactions described herein, your Consent must be received by June ___, 2019. Under the NRS the failure to timely deliver written Consents will have the same effect as a vote against the Proposal set forth herein.

In order to register your Consent to the matters set forth herein, you should return your signed and dated written Consent in the enclosed envelope. You may also register your Consent by telephone or the Internet by following the instructions on Annex A.

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Following our receipt of executed written Consents from the Majority Stockholders as of the Record Date, we intend to immediately effectuate the Authorized Common Stock Increase by filing the Charter Amendment with the Nevada Secretary of State.

Once you submit your Consent it is irrevocable and we will be entitled to utilize it and rely on it for purposes of ascertaining the Majority Stockholders for this consent.

Our Board believes that certain large holders of our Common Stock and our Series A Preferred Stock, and our executive officers and directors, may provide their Consents to the Proposal, although there has been no formal request or agreement with respect to their authorization of such Consents. 54,347,087 shares of our issued and outstanding Common Stock, and 2,506,776 of our Series A Preferred Stock, having the right vote on an as-converted basis, with one hundred (100) votes for each share of Series A Preferred Stock representing approximately 33% of our voting power, are controlled and beneficially owned by our officers and directors.

We will not file the Charter Amendment in the event that we fail to receive properly executed written Consents from the Majority Stockholders approving the Authorized Common Stock Increase described herein. However, we reserve the right to do so as soon as we receive the consent of the Majority Stockholders without being required to wait until all other votes are cast.

We will pay the costs of soliciting these Consents, if any. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail, or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 104 W. 29th Street, New York, New York 10001 and our telephone number there is (857) 777-6190.

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FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our voting equity concerning the actions approved by our Board and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:

All holders of our Common Stock as of the Record Date, June __, 2019, are entitled to notice and to vote. As of the Record Date there were 354,910,267 shares of our Common Stock issued and outstanding, and 4,126,776 of our Series A Preferred Stock issued and outstanding. The holders of our Series A Convertible Preferred Stock have the right to vote together with the Common Stock holders as a single class on all matters brought before the Common Stock holders on the basis of one hundred (100) votes for each share of Series A Convertible Preferred Stock. The holders of our outstanding convertible promissory notes do not vote with respect to shares issuable upon conversion of their notes but do vote with respect to shares that were already issued to them (presuming they still held those shares on the Record Date) from conversion of principal or interest.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Shares Held Directly By You (Record Holders): If your shares of Common Stock are registered directly in your name with our transfer agent, VStock Transfer, LLC you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

Shares Held In Your Brokerage Account (Beneficial Owners): If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, as said shares are held by your brokerage in “street name,” on your behalf. This Consent Solicitation Statement is being forwarded to you as a beneficial owner by your broker, bank or nominee who is considered the “stockholder of record” with respect to those shares. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consents or to withhold consents to the Proposal set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposal set forth herein if you have instructed them whether to provide your Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them.

Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSAL SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:

No. We will not hold a meeting of stockholders. In accordance with Section 78.315 of the NRS and Article I, Section 7 of our Bylaws, our stockholders are permitted to take action without a meeting if the votes represented by Consents in writing, that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement, represent at least a majority of our outstanding voting power.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD AS TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:

Our Board unanimously recommends that our stockholders provide their CONSENTS IN FAVOR of the Proposal set forth in this Consent Solicitation Statement. As indicated below, this Proposal is necessary in order to satisfy our existing obligations under certain convertible debt instruments as well as to facilitate future financing activity. We do not have any specific future financing activity contemplated however at this time.

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Q:	WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSAL?

A.

Because we are seeking stockholder approval by soliciting written Consents, the Proposal must receive signed written Consents from holders of record on the Record Date of at least a majority our voting common stock including the outstanding preferred stock. As of the Record Date, 354,910,267 shares of our Common Stock are issued and outstanding, and 4,126,776 shares of our Series A Preferred Stock, Preferred are issued and outstanding. The holders of our Series A Convertible Preferred Stock have the right vote on the basis of one hundred (100) votes for each share of Series A Convertible Preferred Stock. As a result, we need Consents from Majority Stockholders holding approximately 383,793,394 votes in order to proceed with filing the Charter Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase.

Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?

A:

After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to the Proposal set forth herein by signing and dating the enclosed written Consents and returning it in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the Internet by following the instructions on Annex A.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?

A:

Because the Proposal requires the written Consent of the holders of a majority of our voting equity, your failure to respond will have the same effect as though you attended a meeting and voted “no” or “withheld” consent. In other words, it will have the same effect as Consents Withheld (AGAINST) the Proposal set forth in this Consent Solicitation.

Q:	CAN I VOTE AGAINST THE PROPOSAL?

A:

Yes; by not returning your Consent you are “withholding” your consent which is in effect a “no vote.” We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because the Proposal requires the affirmative Consents of the holders of a majority of all of our outstanding voting equity, simply not delivering an executed written Consent in favor of our Proposal will have the same practical effect as a Consents Withheld (AGAINST) the Proposal, or as though you attended a meeting and voted no.

Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?

A:

If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given is no longer effective. The revocation should be sent to us at VNUE, Inc., c/o VStock Transfer, LLC, Woodmere, New York 11598.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:

We are requesting you to send us your written Consents as soon as possible but no later than June 30, 2019, however, the Board may deem the action as approved and implement the Authorized Common Stock Increase as soon as it receives consents of the Majority Stockholders, as the remaining minority votes would be deemed inconsequential Our Board may extend the deadline to receive written Consents in its sole discretion.

Under the NRS written Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein; provided, however, that such written Consents will not remain effective after 60 days from the date of the earliest dated and delivered Consents.

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Q:	WHAT IS THE PURPOSE OF THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT?

A:

We are currently authorized by our Articles of Incorporation to issue up to 750,000,000 million shares of Common Stock, and 20,000,000 shares of Preferred Stock. As of the Record Date, there were (a) issued and outstanding, an aggregate of 354,910,267 shares of our Common Stock, (b) 388,870,941 additional shares of Common Stock reserved for issuance upon conversion of our outstanding convertible notes. Accordingly, as of May 31, 2019, our fully-diluted Common Stock was approximately 745,000,000 shares of Common Stock.

The purpose of the Authorized Common Stock Increase is to increase our authorized shares of Common Stock from 750,000,000 shares to 2,000,000,000 shares. This will provide us with flexibility with respect to future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes. This will also allow us to maintain compliance with our share reservation requirements that are required under our outstanding convertible indebtedness.

Q:	WHEN WILL THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT BECOME EFFECTIVE?

A:

We intend to file the Charter Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of the signed Consents from the Majority Stockholders.

Q:	WHAT HAPPENS IF THE AUTHORIZED COMMON STOCK INCREASE DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?

A:

If the Authorized Common Stock Increase does not receive Consents from our Majority Stockholders entitled to provide such Consents, then our Articles of Incorporation will not be amended to reflect the Authorized Common Stock Increase. This may result in having insufficient authorized shares of our Common Stock for issuance in connection with existing convertible debt and future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes.

Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT?

A:

We will pay all of the costs of soliciting written Consents to the Proposal, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Authorized Common Stock Increase, we will pay all necessary expenses associated with filing of the Charter Amendment with the Nevada Secretary of State. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposal.

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PROPOSAL

AUTHORIZED CAPITAL INCREASE AND CHARTER AMENDMENT

Effective as of May 24, 2019, our Board unanimously approved and authorized us to increase our authorized capital stock from 750,000,000 shares of the Common Stock, and 20,000,000 shares of Preferred Stock, to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock. Currently, of our 20,000,000 shares of Preferred Stock authorized, 5,000,000 are designated as Series A Convertible Preferred Stock. These shares of Series A Convertible Preferred Stock will remain outstanding and convertible in accordance with their terms and are unaffected by the increase in authorized. The Board has recommended that the Charter Amendment be approved by the shareholders and ordered that a proposed Charter Amendment, implementing the Authorized Common Stock Increase, be presented to our stockholders for their approval by written Consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve filing the Charter Amendment to effectuate the Authorized Common Stock Increase.

No Dissenters’ Rights

In connection with the approval to file the Charter Amendment, implementing the Authorized Common Stock Increase, you and our other stockholders will not have a right to dissent and obtain payment for shares under the NRS, or our Articles of Incorporation or Bylaws.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2018 (our “Annual Reports”), and any other report filed prior to the date of your consent, are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Charter Amendment

If the proposed Charter Amendment, included as Exhibit A to this Consent Solicitation Statement, is adopted, we will immediately file the Charter Amendment with the Nevada Secretary of State, and the Charter Amendment will become effective upon this filing.

Required Vote

The Proposal requires written Consents from holders of record of at least a majority of our voting power consisting of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit such Consents. As of the Record Date, 354,910,267 shares of our Common Stock are issued and outstanding, and 4,126,776 shares of our Series A Preferred Stock, Preferred are issued and outstanding. The holders of our Series A Preferred Stock have the right vote on all matters brought before the Common Stock holders and together with the Common Stock Holders as a single class, on a basis of one hundred (100) votes for each share of Series A Preferred Stock. As a result, we need Consents from Majority Stockholders holding approximately 383,793,394 votes in order to approve the Proposal and proceed with filing the Charter Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT (FOR) to the Proposal for the filing of the Charter Amendment, implementing the Authorized Common Stock Increase.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table set forth the ownership, as of the date of this filing, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security even though they may not rightfully “own” those shares. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The mailing address for all persons is at 104 W. 29th Street, 11th Floor, New York, NY 10001.

Applicable percentage ownership is based on 354,910,267 shares of Common Stock and, for each person named below, presumes voting rights of their Series A Preferred Stock as of May 31, 2019. The holders of our Series A Convertible Preferred Stock have the right vote on a one hundred (100) for one basis with the Common Stock holders together as a single class on all matters brought before the Common Stock holders generally. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of May 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Shares of Common Stock	Percent of Common Stock	Percent of Total Voting Power (1)

Directors and Executive Officers

Zach Bair, Chief Executive Officer, Director	1,498,347	36.3%	30,082,630	8.5%	35.6%
Anthony Cardenas, Chief Creative Officer, Director	260,000	6.3%	1,000,000	*	*
Louis Mann, Executive Vice President, Director	748,429	18.1%	15,078,591	4.2%	17.7%

All officers and directors as a group (3 persons)	2,506,776	60.7%	46,161,221	13.0%	53.37%

(5% Shareholders)

None

*Less than 1%.

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ANNUAL REPORTS

We shall provide a copy of our Annual Report (and any other reports we file while this Consent Solicitation is pending), without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at VNUE, Inc., 104 West 29th Street, New York, New York 10001, Attention: Mr. Zach Bair. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at VNUE, Inc., c/o VStock Transfer, LLC 18 Lafayette Place, Woodmere, New York 11598. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation Statement.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 770,000,000 shares of capital stock, consisting of 750,000,000 shares of Common Stock and 20,000,000 shares of preferred stock. As of the Record Date, there were 354,910,267 shares of Common Stock and 4,126,776 shares of Series A Preferred Stock outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

Series A Convertible Preferred Stock

Holders of Series A Preferred Stock are entitled to one hundred (100) one votes for each share on all matters submitted to a shareholder vote. Holders of Series A Preferred Stock are entitled to convert into fifty (50) shares of Common Stock for each share of Series A Preferred Stock. Holders of Series A Preferred Stock are not entitled to liquidation or redemption rights.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Reports. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

The entire Consent Solicitation Statement is available for review by each stockholder on www.vstocktransfer.com/proxy.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Consent Solicitation Statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Consent Solicitation Statement to a stockholder at a shared address to which a single copy of the Consent Solicitation Statement was delivered. Requests for additional copies of the Consent Solicitation Statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to VNUE, Inc., VStock Transfer, LLC 18 Lafayette Place, Woodmere, New York 11598. In addition, stockholders who share a single address but receive multiple copies of the Consent Solicitation Statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

By Order of the Board of Directors

Zach Bair

Chairman, President and Chief Executive Officer

May 31, 2019

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Exhibit A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: VNUE, Inc.

2. The articles have been amended as follows:

Article 3 is hereby amended to read as follows:

That the total number of stock authorized that may be issued by the corporation is two billion (2,000,000,000) shares of common stock with a par value of one tenth of one percent ($0.0001) per share and Twenty million (20,000,000) shares of preferred stock with a par value of one tenth of one percent ($0.0001) per share and no other class of stock shall be authorized, of which 5,000,000 are designated as Series A Convertible Preferred Stock. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: __________%

4. Effective date of filing: (optional)

5. Signature:

                                                                _______________________

Zach Bair, President

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ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OFVNUE, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of record of VNUE, Inc., a Nevada corporation (the “Company”) as of April 29, 2019, hereby takes the following action, in accordance with our Bylaws, and pursuant to Section _______ of the Nevada Revised Statutes (“NRS”), with respect to all shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 78.315 of the NRS, to the Proposal set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated May __, 2019, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposal

Proposal:

To amend the Company’s Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase the Company’s authorized capital stock from 750,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) of which 5,000,000 are designated as Series A Convertible Preferred Stock, to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock of which 5,000,000 are designated as Series A Convertible Preferred Stock (the “Authorized Common Stock Increase”).

RESOLVED, that the first paragraph of Article 3 of the Articles of Incorporation of the Company, as previously amended, be further amended and restated to read in its entirety as follows;

“The aggregate number of shares which the corporation shall have authority to issue is Two billion and Twenty Million (2,020,000,000) shares, of which Two Billion (2,000,000,000) shall be Common Shares, $0.0001 par value per share and twenty million (20,000,000) shall be Preferred Shares, $0.0001 par value per share, of which, five million (5,000,000) are designated as Series A Convertible Preferred Stock.”

RESOLVED, that the Certificate of Amendment (the “Charter Amendment”) to the Articles of Incorporation of the Company attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated May  __, 2019 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VNUE, Inc., c/o VStock Transfer, LLC 18 Lafayette Place, Woodmere, New York 11598.

FACIMILE: Mark, sign and date your proxy card and return it via fax to (646)536-3179.

EMAIL: Send email with your consent to Vote@Vstock.com with “Proxy Materials VNUE, Inc.” in the subject line.

INTERNET: Visit www.vstocktransfer.com/proxy. Click on Vote Your Proxy. Enter your 12 digit control number. Enter your vote.

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SHARES HELD IN BROKERAGE ACCOUNT: If you hold your shares in a brokerage account, you must utilize the voting instructions provided by your broker.

Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consents in substantially the same form, shall be treated as a single Consent of stockholders.

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